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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           TELEMUNDO HOLDINGS, INC.

               (PURSUANT TO SECTIONS 241 AND 245 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)

     TELEMUNDO HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL") (the "Corporation"), DOES HEREBY CERTIFY;

     1. That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State on November 17, 1997 (under the name TLMD Station Group, Inc.).

     2. That the Corporation has not received any payment for any of its stock and the Board of Directors of the Corporation adopted resolutions, pursuant to Sections 241 and 245 of the GCL, authorizing the amendment and restatement of the Certificate of Incorporation of the Corporation as follows:

     FIRST: The name of the Corporation is TELEMUNDO HOLDINGS, INC. (hereinafter
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the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the GCL, as set forth in
Title 8 of the GCL.

     FOURTH:  The total number of shares of stock which the Corporation shall
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have authority to issue is 10,000 shares of Common Stock, each having a par value of one penny ($.01).

     FIFTH:   The following provisions are inserted for the management of the
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business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to the provisions of the By-Laws of the Corporation (as may be amended from time to time, the "By-Laws") and this Amended and Restated Certificate of Incorporation.
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          (2)  The stockholders shall have the sole power by unanimous vote to make, alter, amend, change, add to or repeal the By-Laws.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: Meetings of stockholders may be held within or without the State of
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Delaware, as the By-Laws may provide. The books of the Corporation may be kept
(subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

     SEVENTH: Major Decisions.
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          (1)  The Board shall not authorize, and the officers of the
Corporation shall not (A) effect any Major Decision (other than the Major Decision set forth in subparagraph (h) of the definition of Major Decision contained in paragraph (2) of this Article SEVENTH) without the unanimous approval of Sony Pictures Entertainment Inc. ("SPE"), Liberty Media Corporation ("Liberty") and Station Partners, LLC ("Station Partners") or their respective Permitted Transferees as designated in accordance with Section 2 of Article VI of the By-Laws, in their capacity as stockholders or (B) effect the Major Decision set forth in subparagraph (h) of the definition of Major Decision contained in paragraph (2) of this Article SEVENTH without the unanimous written approval of both SPE and Station Partners or their respective Permitted Transferees as designated in accordance with Section 2 of Article VI of the By-Laws, in their capacity as stockholders. Any determination not specifically included in the definition of "Major Decision" or otherwise identified in the By-Laws as requiring approval of the stockholders shall,

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except to the extent required by the GCL, be made by the Board of Directors acting by majority vote of the authorized number of Directors.

          (2)  Definitions. For purposes of this Article SEVENTH, the following
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terms shall have the meaning set forth below:

          "Affiliate" means, with respect to any Person, any other Person that,
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directly or indirectly, through one or more intermediaries, Controls, is
Controlled by or is under common Control with, such specified Person.

          "Control" (and the related term "Controlled") means the possession,
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directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "Governmental Entity" shall mean any federal, state or local
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government or regulatory agency, authority, commission or instrumentality.

          "Insolvency Event" means the taking of any of the following actions by
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the Corporation or any of its Subsidiaries:  (a) the Corporation or any of its
Subsidiaries institutes proceedings to be adjudicated voluntarily bankrupt; (b) the Corporation or any of its Subsidiaries consents to the filing of a bankruptcy proceeding against the Corporation or such subsidiary; (c) the Corporation or any of its Subsidiaries files a petition or answer or consent seeking reorganization under any bankruptcy or similar law or statute; (d) the Corporation or any of its Subsidiaries consents to the filing of any petition, or to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Corporation or such Subsidiary or any substantial part of its assets or property; or (e) the Corporation or any of its Subsidiaries makes a general assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing.

          "Major Decision" means any of the following actions or transactions or
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the entering into of any contract or agreement to do any of the following actions or transactions described in clauses (a) - (h) below, or any modification, amendment, enforcement, waiver, extension, or renewal thereof (except as limited by the terms of said clauses (a) - (h)):

               (a) Any substantial change in the nature or scope of the Corporation's broadcast business, which provides predominantly Spanish-language or Hispanic-themed programming, or the acquisition of an additional broadcast station or other substantial business;

               (b) Issuing or redeeming any equity or debt securities, or any options, warrants or other securities which provide a right to purchase or are convertible into equity or debt securities of the Corporation;

               (c) Entering into any agreement with respect to or consummating any merger, consolidation or reorganization of the Corporation or any of its Subsidiaries;

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               (d)  Sale or other transfer by the Corporation or any of its subsidiaries in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation, of any broadcast station or any other assets in a single transaction or series of related transactions with a purchase price in excess of $10 million;

               (e) Taking any action relating to the termination, liquidation, dissolution or winding up of the Corporation;

               (f) Taking any action by the Corporation or any of its subsidiaries that would constitute an Insolvency Event for the Corporation or any of its Subsidiaries;

               (g) Any related party transaction between any station or the Corporation or any of its subsidiaries and any of the stockholders or Affiliates thereof, but excluding transactions between the Corporation or any of its subsidiaries and Telemundo Network Group LLC; and

               (h) Except as specified in paragraph (h) of the definition of Major Decisions set forth in Section 1 of Article VI of the By-Laws, permitting any station owned, directly or indirectly by the Corporation or any of its subsidiaries to enter into, extend, amend, terminate or fail to renew any affiliation agreement with a broadcast network (the approval of which action pursuant to paragraph (1) of this Article SEVENTH, shall not be unreasonably withheld by any party after applying commercial standards of review prevailing among investors in companies comparable to the Corporation).

          "Person" means any individual, limited or general partnership, limited
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liability company, limited liability partnership, corporation, joint venture, business trust, joint stock company, trust, estate, unincorporated association, Governmental Entity or other entity of whatsoever nature.

          "Subsidiary" means, in respect of any Person, any corporation,
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association, limited liability company, limited or general partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regards to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

     EIGHTH:  The Corporation may amend, alter, change or repeal any provision
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contained in this Amended and Restated Certificate of Incorporation only by unanimous approval of the stockholders.

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     IN WITNESS WHEREOF, said TELEMUNDO HOLDINGS, INC. has caused this
Certificate to be signed by Aaron Stone, its Secretary, this 11th day of August, 1998.

                                         /s/ Aaron Stone
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                                         Aaron Stone, Secretary

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